Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Third Quarter Fiscal 2021 Results

Net Income of $19.0 Million, or $0.50 Per Diluted Share
Adjusted Net Income of $0.47 Per Diluted Share,
a 27% Sequential Quarter Increase and a 24% Increase from Last Year
Adjusted EBITDA of $24.4 Million,
a 16% Sequential Quarter Increase and a 25% Increase from Last Year
____________________________________________________________________________
Newton, MA (August 5, 2021). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended June 30, 2021.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the third quarter fiscal 2021 results:
“This quarter, management and advisory services revenues were $45.5 million, an increase of 16% from the same time last year, when the pandemic was having its most severe impacts on our clients. This quarter’s results, which also saw significant increases in earnings per share, cash flows and EBITDA margins, reflect post pandemic tailwinds across many of the sectors we operate in. More specifically, this quarter saw meaningful increases in the enterprise values at our Managed Equity REITs, solid operating results at Sonesta, as travel volumes increased across the country, and a strong quarter from both fuel and non-fuel revenues at TravelCenters of America. Additionally, Adjusted EBITDA Margin was 51.1% this quarter, a sequential quarter increase of 300 basis points, which we believe showcases RMR’s operating leverage and earnings potential amidst the ongoing economic recovery.
We remain optimistic that we may begin earning incentive fees this calendar year, as Office Properties Income Trust’s potential 2021 incentive fee increased by $1.4 million to $22.2 million, based on its total return per share out-performance relative to its peers through June. With almost $400 million of cash and no debt, we remain well positioned to pursue numerous capital allocation strategies, including the potential return of shareholder capital.”
Third Quarter Fiscal 2021 Highlights:
•As of June 30, 2021, The RMR Group LLC had $32.4 billion of assets under management, or AUM, compared to $32.1 billion as of June 30, 2020.
•Total management and advisory services revenues for the quarter ended June 30, 2021, were $45.5 million, compared to $39.3 million for the quarter ended June 30, 2020.

•The RMR Group LLC’s AUM and management and advisory services revenues by source are as follows (dollars in thousands):

			Total
			Management
			and Advisory
	AUM		Services Revenues
As of or for the Three Months Ended June 30, 2021
Managed Public Real Estate Capital (1)	$29,300,994	90.5%	$36,396	80.0%
Managed Private Real Estate Capital (2)	1,147,414	3.5%	2,138	4.7%
Managed Operating Companies (3)	1,950,830	6.0%	6,976	15.3%
Total	$32,399,238	100.0%	$45,510	100.0%

As of or for the Three Months Ended June 30, 2020
Managed Public Real Estate Capital (1)	$29,834,697	92.8%	$32,742	83.4%
Managed Private Real Estate Capital (2)	371,180	1.2%	1,231	3.1%
Managed Operating Companies (3)	1,935,607	6.0%	5,277	13.5%
Total	$32,141,484	100.0%	$39,250	100.0%
(1)Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, as well as Tremont Mortgage Trust (TRMT) and RMR Mortgage Trust (RMRM).
(2)Managed Private Real Estate Capital primarily consists of private entities that own commercial real estate.
(3)Managed Operating Companies include: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
•For the three months ended June 30, 2021, net income was $19.0 million and net income attributable to The RMR Group Inc. was $8.2 million, or $0.50 per diluted share, compared to net income of $15.4 million and net income attributable to The RMR Group Inc. of $6.7 million, or $0.41 per diluted share, for the three months ended June 30, 2020.
•For the three months ended June 30, 2021, adjusted net income attributable to The RMR Group Inc. was $7.8 million, or $0.47 per diluted share, compared to $6.2 million, or $0.38 per diluted share, for the three months ended June 30, 2020. The adjustments to net income attributable to The RMR Group Inc. this quarter primarily included $0.5 million, or $0.03 per diluted share, of unrealized gains on the equity method investment accounted for under the fair value option.
•For the three months ended June 30, 2021, Adjusted EBITDA was $24.4 million, Operating Margin was 45.9% and Adjusted EBITDA Margin was 51.1%, compared to Adjusted EBITDA of $19.6 million, Operating Margin of 38.6% and Adjusted EBITDA Margin of 47.1% for the three months ended June 30, 2020.
•As of June 30, 2021, The RMR Group Inc. had $397.8 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to U.S. Generally Accepted Accounting Principles, or GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Cash Tax Obligation is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with

GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Operating Margin, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation for each of the three months ended June 30, 2021 and 2020 are presented later in this press release.
Assets Under Management:
The calculation of AUM primarily includes: (i) the historical cost of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and the Managed Private Real Estate Capital clients plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the carrying value of loans held for investment at RMR Mortgage Trust and Tremont Mortgage Trust.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On Friday, August 6, 2021 at 1:00 p.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal third quarter ended June 30, 2021 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, August 13, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10157598.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal third quarter ended June 30, 2021 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. (Nasdaq: RMR) is a holding company and substantially all of its business is conducted by its majority owned subsidiary, The RMR Group LLC, or RMR. RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by its more than 600 real estate professionals in over 30 offices nationwide who manage over $32 billion in assets under management and leverage 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Management services (1)	$44,376	$38,625	$125,365	$129,221
Incentive business management fees	—	—	620	—
Advisory services	1,134	625	2,849	2,252
Total management and advisory services revenues	45,510	39,250	128,834	131,473
Reimbursable compensation and benefits	13,069	13,013	39,453	38,683
Reimbursable equity based compensation	1,402	736	5,611	1,394
Other reimbursable expenses	85,263	85,650	259,856	267,852
Total reimbursable costs	99,734	99,399	304,920	307,929
Total revenues	145,244	138,649	433,754	439,402

Expenses:
Compensation and benefits	30,530	29,569	90,610	89,888
Equity based compensation	1,954	1,299	7,267	3,183
Separation costs	—	—	4,159	645
Total compensation and benefits expense	32,484	30,868	102,036	93,716
General and administrative	6,320	6,335	19,684	20,678
Other reimbursable expenses	85,263	85,650	259,856	267,852
Transaction and acquisition related costs	61	427	474	1,596
Depreciation and amortization	245	229	734	731
Total expenses	124,373	123,509	382,784	384,573
Operating income	20,871	15,140	50,970	54,829
Interest and other income	179	727	614	4,102
Equity in earnings of investees	28	458	755	1,037
Unrealized gain on equity method investment accounted for under the fair value option	1,312	1,678	6,032	916
Income before income tax expense	22,390	18,003	58,371	60,884
Income tax expense	(3,361)	(2,608)	(8,109)	(8,944)
Net income	19,029	15,395	50,262	51,940
Net income attributable to noncontrolling interest	(10,797)	(8,678)	(28,192)	(29,306)
Net income attributable to The RMR Group Inc.	$8,232	$6,717	$22,070	$22,634

Weighted average common shares outstanding - basic (2)	16,269	16,198	16,259	16,187
Weighted average common shares outstanding - diluted (2)	31,308	31,198	31,271	31,187

Net income attributable to The RMR Group Inc. per common share - basic (2)	$0.50	$0.41	$1.35	$1.39
Net income attributable to The RMR Group Inc. per common share - diluted (2)	$0.50	$0.41	$1.31	$1.37

See Notes beginning on page 5.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands)
(unaudited)

(1)    Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of June 30, 2021 and 2020, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of June 30,
REIT	Primary Strategy	2021	2020
DHC	Medical office and life science properties, senior living communities and wellness centers	$5,337,144	$4,596,718
ILPT	Industrial and logistics properties	1,997,990	2,612,328
OPI	Office properties primarily leased to single tenants, including the government	3,962,573	3,474,277
SVC	Hotels and net lease service and necessity-based retail properties	9,277,211	7,400,127
		$20,574,918	$18,083,450
(a)    The basis on which base business management fees are calculated for the three months ended June 30, 2021 and 2020 may differ from the basis at the end of the periods presented in the table above. As of June 30, 2021, the market capitalization was lower than the historical cost of assets under management for DHC, OPI and SVC. The historical cost of assets under management for DHC, OPI and SVC as of June 30, 2021, were $8,414,221, $6,151,466 and $12,287,857, respectively. For ILPT, the historical cost of assets under management were lower than its market capitalization of $2,601,308 as of June 30, 2021.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(2)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. For the three and nine months ended June 30, 2021 and 2020, the assumed redemption is dilutive to earnings per share as presented in the table below. The calculation of basic and diluted EPS is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Numerators:
Net income attributable to The RMR Group Inc.	$8,232	$6,717	$22,070	$22,634
Income attributable to unvested participating securities	(72)	(48)	(194)	(166)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	8,160	6,669	21,876	22,468
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	72	48	194	166
Add back: net income attributable to noncontrolling interest	10,797	8,678	28,192	29,306
Add back: income tax expense	3,361	2,608	8,109	8,944
Income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	(6,686)	(5,313)	(17,346)	(18,114)
Net income used in calculating diluted EPS	$15,704	$12,690	$41,025	$42,770

Denominators:
Common shares outstanding	16,408	16,315	16,408	16,315
Unvested participating securities	(139)	(117)	(149)	(128)
Weighted average common shares outstanding - basic	16,269	16,198	16,259	16,187
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	15,000	15,000	15,000	15,000
Incremental unvested shares	39	—	12	—
Weighted average common shares outstanding - diluted	31,308	31,198	31,271	31,187

Net income attributable to The RMR Group Inc. per common share - basic	$0.50	$0.41	$1.35	$1.39
Net income attributable to The RMR Group Inc. per common share - diluted	$0.50	$0.41	$1.31	$1.37
(a)Income tax expense assumes the hypothetical conversion of the noncontrolling interest, which results in estimated tax rates of 29.9% and 29.5% for the three months ended June 30, 2021 and 2020, respectively, and 29.7% and 29.8% for the nine months ended June 30, 2021 and 2020, respectively.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share
(amounts in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliations below regarding certain individually significant items occurring or impacting its financial results for the three months ended June 30, 2021 and 2020 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Net Income Attributable to The RMR Group Inc.	Add: Net Income Attributable to Noncontrolling Interest	Add: Income Tax Expense	Income Before Income Tax Expense	Less: Estimated Income Tax Expense (1)	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Three Months Ended June 30, 2021:
Net income attributable to The RMR Group Inc.	$8,232	$10,797	$3,361	$22,390	$(6,686)	$15,704	31,308	$0.50
Unrealized gain on equity method investment accounted for under the fair value option	(488)	(627)	(197)	(1,312)	392	(920)	31,308	(0.03)
Transaction and acquisition related costs	23	29	9	61	(18)	43	31,308	—
Adjusted net income attributable to The RMR Group Inc.	$7,767	$10,199	$3,173	$21,139	$(6,312)	$14,827	31,308	$0.47

Three Months Ended June 30, 2020:
Net income attributable to The RMR Group Inc.	$6,717	$8,678	$2,608	$18,003	$(5,313)	$12,690	31,198	$0.41
Unrealized gain on equity method investment accounted for under the fair value option	(631)	(804)	(243)	(1,678)	495	(1,183)	31,198	(0.04)
Transaction and acquisition related costs	160	205	62	427	(126)	301	31,198	0.01
Adjusted net income attributable to The RMR Group Inc.	$6,246	$8,079	$2,427	$16,752	$(4,944)	$11,808	31,198	$0.38

(1)    Estimated income tax expense assumes the hypothetical conversion of the noncontrolling interest and the resulting consolidated entities’ estimated tax rate of approximately 29.9% and 29.5% for the three months ended June 30, 2021 and 2020, respectively.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$19,029	$15,395	$50,262	$51,940
Income tax expense	3,361	2,608	8,109	8,944
Depreciation and amortization	245	229	734	731
EBITDA	22,635	18,232	59,105	61,615
Other asset amortization	2,354	2,354	7,062	7,062
Operating expenses paid in the form of The RMR Group Inc.'s common shares	552	658	2,427	2,353
Separation costs	—	—	4,159	645
Transaction and acquisition related costs	61	427	474	1,596
Straight line office rent	13	52	60	124
Unrealized gain on equity method investment accounted for under the fair value option	(1,312)	(1,678)	(6,032)	(916)
Equity in earnings of investees	(28)	(458)	(755)	(1,037)
Distributions from equity method investment	160	16	1,024	721
Incentive business management fees earned	—	—	(620)	—
Certain other net adjustments	—	—	—	(13)
Adjusted EBITDA	$24,435	$19,603	$66,904	$72,150

Calculation of Operating Margin:
Total management and advisory services revenues	$45,510	$39,250	$128,834	$131,473
Operating income	$20,871	$15,140	$50,970	$54,829
Operating Margin	45.9%	38.6%	39.6%	41.7%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (3)	$47,864	$41,604	$135,276	$138,535
Adjusted EBITDA	$24,435	$19,603	$66,904	$72,150
Adjusted EBITDA Margin	51.1%	47.1%	49.5%	52.1%

Calculation of Adjusted EBITDA less Cash Tax Obligation:
Adjusted EBITDA	$24,435	$19,603	$66,904	$72,150
Less: Tax distributions to members (4)	(7,775)	(6,270)	(23,201)	(23,062)
Adjusted EBITDA less Cash Tax Obligation	$16,660	$13,333	$43,703	$49,088
Common share distributions	$10,737	$10,700	$32,197	$32,089
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not

represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.
(2)Adjusted EBITDA less Cash Tax Obligation is a non-GAAP financial measure calculated as presented in the table above. The RMR Group Inc. considers Adjusted EBITDA less Cash Tax Obligation to be an appropriate measure of its operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Adjusted EBITDA less Cash Tax Obligation provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Adjusted EBITDA less Cash Tax Obligation is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders. Other asset management businesses may calculate Adjusted EBITDA less Cash Tax Obligation differently than The RMR Group Inc. does.
(3)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management agreements. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended June 30, 2021 and 2020, or $7,062 for each of the nine months ended June 30, 2021 and 2020, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $620 that The RMR Group Inc. recognized under GAAP for the nine months ended June 30, 2021.
(4)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities and respective ownership percentages. Estimated tax liabilities are determined quarterly on a cumulative basis. As such, there may be fluctuations from quarter to quarter to account for prior periods where pro rata cash distributions were more or less than amounts determined cumulatively through a particular quarter. For the three and nine months ended June 30, 2021 and 2020, RMR LLC made required quarterly tax distributions as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
RMR LLC tax distributions to The RMR Group Inc.	$4,180	$3,321	$12,327	$12,127
RMR LLC tax distributions to non-controlling interest	3,595	2,949	10,874	10,935
Total RMR LLC tax distributions to members	$7,775	$6,270	$23,201	$23,062

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	September 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$397,801	$369,663
Due from related parties	87,619	82,605
Prepaid and other current assets	5,467	3,877
Total current assets	490,887	456,145

Property and equipment, net	2,303	2,299
Due from related parties, net of current portion	11,902	7,764
Equity method investment	7,198	7,467
Equity method investment accounted for under the fair value option	18,184	12,152
Goodwill and intangible assets, net of amortization	2,104	2,136
Operating lease right of use assets	33,429	34,663
Deferred tax asset	21,917	23,900
Other assets, net of amortization	136,665	143,727
Total assets	$724,589	$690,253

Liabilities and Equity
Current liabilities:
Other reimbursable expenses	$61,730	$56,079
Accounts payable and accrued expenses	35,713	16,984
Operating lease liabilities	4,868	4,407
Employer compensation liability	1,440	4,298
Total current liabilities	103,751	81,768

Operating lease liabilities, net of current portion	30,395	32,030
Amounts due pursuant to tax receivable agreement, net of current portion	27,789	27,789
Employer compensation liability, net of current portion	11,902	7,764
Total liabilities	173,837	149,351

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,407,933 and 15,395,641 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	109,281	106,622
Retained earnings	308,319	286,249
Cumulative common distributions	(115,680)	(96,983)
Total shareholders’ equity	301,951	295,919
Noncontrolling interest	248,801	244,983
Total equity	550,752	540,902
Total liabilities and equity	$724,589	$690,253

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that this quarter, management and advisory services revenues were $45.5 million, an increase of 16% from the same time last year, when the pandemic was having its most severe impacts on The RMR Group Inc.’s clients. Mr. Portnoy also states that this quarter’s results saw significant increases in earnings per share, cash flows and EBITDA margins, reflecting post pandemic tailwinds across many of the sectors The RMR Group Inc. operates in. More specifically, he states that this quarter saw meaningful increases in the enterprise values at the Managed Equity REITs, solid operating results at Sonesta, as travel volumes increased across the country, and a strong quarter from both fuel and non-fuel revenues at TravelCenters of America. These statements may imply that The RMR Group Inc. will continue to earn increased management and advisory services revenues, earnings per share, cash flows and EBITDA margin in the future. However, The RMR Group Inc.’s and its clients’ businesses are subject to various risks, including risks outside its and their control. Further, the impact and duration of the COVID-19 pandemic is not known and economic conditions could deteriorate for a prolonged period and negatively impact The RMR Group Inc’s and its clients’ businesses operating and financial results;
•Mr. Portnoy states that The RMR Group Inc. remains optimistic that it may begin earning incentive fees this calendar year, as Office Properties Income Trust’s potential 2021 incentive fee increased by $1.4 million to $22.2 million, based on its total return per share out-performance relative to its peers through June. This statement may imply that The RMR Group Inc. may earn incentive business management fees for calendar 2021 or in future years. The incentive business management fees that The RMR Group Inc. may earn from its Managed Equity REITs are based upon total returns realized by the REITs’ shareholders compared to the total shareholders return of certain identified indices. The RMR Group Inc. has only limited control over the total returns realized by shareholders of the Managed Equity REITs and effectively no control over indexed total returns. There can be no assurance that The RMR Group Inc. will earn any incentive business management fees from its Managed Equity REITs in the future; and
•Mr. Portnoy states that The RMR Group Inc. remains well positioned to pursue numerous capital allocation strategies, including the return of shareholder capital. These statements may imply that The RMR Group Inc. will successfully identify and execute one or more capital allocation strategies, including that it will return capital to shareholders, and that any capital allocation strategy it may pursue will be successful and benefit it and its shareholders. However, identifying and executing on capital allocation strategies are subject to various uncertainties and risks and may take an extended period to realize any resulting benefit to its business. In addition, RMR may elect to not pursue a capital allocation strategy, including returning shareholder capital, or abandon any such strategy it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230
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